UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 29, 2016

SEVCON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)

(508) 281-5510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 1, 2016, Sevcon, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, that the Company and its wholly-owned indirect subsidiary, Sevcon S.r.l. (“Sevcon Italy”) had entered into a Quota Sale and Purchase Agreement with Bassi Holdings S.r.l., an Italian limited liability company (the “Seller”), and the quota owners (shareholders) of the Seller (the “Seller Owners“), to acquire all the outstanding quotas of Bassi Unipersonale S.r.l., a limited liability company located in Lugo, Italy (“Bassi”), and that the acquisition was completed on January 29, 2016.

This Current Report on Form 8-K/A (this “Amendment”) amends and supplements the Initial Report to provide the historical financial statements of the business acquired as required by Item 9.01 of Form 8-K. No other modifications to the Initial Report are being made by this Amendment. This Amendment should be read in connection with the Initial Report, which provides a more complete description of the Transaction.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The audited historical financial statements of Bassi as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014, together with the accompanying Independent Auditors’ Report, are included as Exhibit 99.1 to this Amendment and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

Due to the challenges of integrating the information from Italy, the Company has not yet completed the unaudited pro forma condensed combined consolidated information for the Company and Bassi required by Article 8 of Regulation S-X, which will be filed on a Form 8-K/A as soon as available.

(c)	Exhibits.

Exhibit No.	Description

23.1	Consent of BDO Italia S.p.A

99.1	Audited financial statements of Bassi Unipersonale S.r.l. as of December 31, 2015 and 2014, and for the years ended December 31, 2015 and 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: April 15, 2016	By:	/s/ Paul N. Farquhar
Paul N. Farquhar
Chief Financial Officer

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